Exhibit No. EX-99(a)(2)

                              ARTICLES OF AMENDMENT
                                       TO
          ARTICLES OF AMENDMENT AND RESTATEMENT OF CHARTER, AS AMENDED
                                       OF
                         THE NOAH INVESTMENT GROUP, INC.

         THE NOAH INVESTMENT GROUP INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

         FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

         SECOND: The charter of the Corporation, as amended, supplemented and restated (the "Charter"), is further amended by changing the name of the "NOAH FUND" series of common stock of the Corporation to the "NOAH FUND Large-Cap Growth Portfolio -- Class A" series of common stock.

         THIRD: The foregoing amendments to the Charter of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and are limited to changes expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

         FOURTH: The amendments to the Charter of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of the class of common stock of the Corporation that is the subject of the amendments.

         FIFTH: These Articles of Amendment shall become effective on the 16th day of August 2002.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed (or attested) by its Assistant Secretary on August 14th, 2002.


                                                THE NOAH INVESTMENT GROUP, INC.


                                                By:  /s/William L. Van Alen, Jr.
                                                     ---------------------------
                                                     William L. Van Alen, Jr.
                                                     President
         Witness:  (Attest)

         /s/ Theresa M. McNamee
         Name: Theresa M. McNamee
         Title:  Assistant Secretary

         THE UNDERSIGNED, President of The Noah Investment Group, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment to the Articles of Amendment and Restatement of Charter, as amended, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                /s/ William L. Van Alen, Jr.
                                                --------------------------------
                                                Name:  William L. Van Alen, Jr.
                                                Title: President


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